UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 26, 2023

Date of Report (Date of earliest event reported)

MetAlert Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53046	98-0493446
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 W. 9th Street, Suite 1214, Los Angeles, CA	90015
(Address of Principal Executive Offices)	(Zip Code)

213-489-3019

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MLRT	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 26, 2023, MetAlert, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Carl La Rue (the “Investor”), pursuant to which the Investor agreed to purchase up to 75,000 shares of the Company’s Series D Preferred Stock. The Purchase Agreement closed on September 28, 2023. The terms of sale of the Series D Preferred Stock are, as follows:

(1)	On September 28, 2023, the Investor delivered $100,000 in cash for 15,000 shares of the Series D Preferred Stock;

(2)	On or before January 15, 2024, the Investor is to deliver $100,000 in payment of an additional 25,000 shares of the Series D Preferred Stock; and

(3)	On or before March 15, 2023, the Investor is to deliver $100,000 in payment of an additional 35,000 shares of the Series D Preferred Stock.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchaser Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The issuance of shares of Series D Preferred Stock by the Company to the Investor (Carl La Rue) under the Purchase Agreement will be made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to only one person, the lack of any general solicitation or advertising in connection with such issuance, that the issuee is an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that the issuee is acquiring the securities for his own account and without a view to distribute them.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2023, the Board of Directors of the Company established a new series of preferred stock that was designated “Series D Preferred Stock.” The will file with the State of Nevada a Certificate of Designation with respect to the Series D Preferred Stock. The Series D Preferred Stock has the following rights, preferences, powers, restrictions and limitations:

1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series D Preferred Stock (the “Series D Preferred Stock”) and the number of shares so designated shall be One Hundred Thousand (100,000). Each share of the Series D Preferred Stock shall have a par value of $0.0001.

2. Fractional Shares. The Series D Preferred Stock may not be issued in fractional shares.

3. Voting Rights. The Series D Preferred Stock shall have no voting rights.

4. Dividends. The Series D Preferred Stock shall not be entitled to receive any dividends.

5. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series D Preferred Stock shall be treated pari passu with the Company’s Common Stock, except that the payment on each share of Series D Preferred Stock shall be equal to the amount of the payment on each share of the Company’s Common Stock multiplied by the Conversion Rate, as that term is defined in Section 6(a).

6. Conversion and Adjustments.

(a) Conversion Rate. The Series D Preferred Stock shall be convertible into shares of the Company’s Common Stock, as follows:

Each share of Series D Preferred Stock shall be convertible at any time into One Hundred (100) shares of the Company’s Common Stock (the “Conversion Rate”).

(b) Conversion Rights. A holder shall have the right at any time after one year from their issuance, at such holder’s option, to convert all or any part such holder’s shares of Series D Preferred Stock into fully paid and non-assessable shares of Company Common Stock at the Conversion Rate as provided herein; provided, however, that, in no event, shall a holder be entitled to convert shares of Series D Preferred Stock into a number of shares of Common Stock that would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulations 13D–G thereunder; provided, further, however, that the limitations on conversion may be waived (up to a maximum of 9.99%) by the holder upon, at the election of the holder, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the holder, as may be specified in such notice of waiver).

The number of shares of Common Stock to be issued upon each conversion of shares of Series D Preferred Stock shall be determined by multiplying the number of shares of Series D Preferred Stock to be converted by the Conversion Price then in effect on the date specified in the applicable notice of conversion (a “Notice of Conversion”) delivered to the Company by the holder. The Notice of Conversion shall be submitted to the Company by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York, time on such conversion date (the “Conversion Date”).

(c) Adjustment. The Conversion Rate is to be appropriately adjusted for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock. If the Company, at any time one or more shares of Series D Preferred Stock shall be outstanding: (1) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (defined below), (2) subdivides outstanding shares of Common Stock into a larger number of shares, (3) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (4) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Rate shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to the immediately preceding sentence shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

“Common Stock Equivalents” means any securities of the Company or the Company’s subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

Further, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger (a “Reorganization Event”) involving the Company in which the Company’s common stock (but not the Series D Preferred Stock) is converted into or exchanged for securities, cash or other property, then each share of Series D Preferred Stock shall be deemed to have been converted into shares of the Company’s Common Stock at the Conversion Rate.

7. Protection Provisions. So long as any shares of Series D Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series D Preferred Stock, alter or change the rights, preferences or privileges of the Series D Preferred Stock so as to affect adversely the holders of Series D Preferred Stock.

8. Waiver. Any of the rights, powers or preferences of the holders of the Series D Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series D Preferred Stock then outstanding.

9. No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series D Preferred Stock shall have no other rights, privileges or preferences with respect to the Series D Preferred Stock.

The foregoing description of the Certificate of Designation is qualified in its entirety by the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to, and incorporated by reference in, this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation, Series D Preferred Stock, filed October 4, 2023
10.1	Securities Purchase Agreement between MetAlert, Inc. and Carl La Rue
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

METALERT, INC.

Dated: October 9, 2023	By:	/s/ Patrick Bertagna
Patrick Bertagna
Chief Executive Officer